Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

May 7, 2007

CONTACT:	Brian Schaefgen
(949) 759-5900

AMBASSADORS INTERNATIONAL, INC. REPORTS FIRST QUARTER OF 2007 FINANCIAL RESULTS

NEWPORT BEACH, CA, May 7, 2007 - Ambassadors International, Inc. (NASDAQ:AMIE) (the “Company”) reported revenue of $32.9 million for the three months ended March 31, 2007, up from $8.3 million for the three months ended March 31, 2006. In addition, the Company reported a net loss of $8.6 million, or $0.77 per share, for the three months ended March 31, 2007, compared to net loss of $1.7 million, or $0.16 per share, for the three months ended March 31, 2006.

Our revenues increased $24.6 million in the first quarter of 2007 compared to 2006. For the quarter ended March 31, 2007, the increase in revenue was primarily related to the increase in our marine revenue of $23.3 million related to the acquired operations of Bellingham Marine in July 2006 and our shipyard operations which commenced in April 2006. Our cruise-related revenue also increased $3.8 million due to operations acquired in 2006. These increases were partially offset by decreased revenue in our travel, incentive and event related revenue, as well as lower net insurance premiums earned.

Our costs and operating expenses increased $35.0 million in the first quarter of 2007 compared to 2006. This increase was primarily due to $19.4 million in cost of marine revenue related to revenues generated from our new construction and shipyard operations which commenced during 2006. In addition, cruise operating expenses and other selling, general and administration and depreciation expenses associated with our new cruise segment increased $12.7 million.

We reported other expense for the three months ended March 31, 2007 of $0.6 million, compared to other income of $0.5 million for the three months ended March 31, 2006. The decrease was a result of interest expense of $1.0 million incurred on vessel debt combined with lower investment income resulting from a decrease in invested assets for the quarter ended March 31, 2007.

Recent News

On April 2, 2007, we completed our acquisition of Windstar Cruises. On April 3, 2007, we completed a private placement of $97 million aggregate principal amount of 3.75% Convertible Senior Notes due 2027.

Conference Call

Ambassadors International, Inc. will host a conference call to discuss the results of operations on Tuesday, May 8, 2007 at 8:30 a.m. Pacific Daylight Time. Interested parties may join the call by dialing 866-632-2359, conference ID #: ANALYST. The conference call may also be joined via the Internet at www.ambassadors.com. For conference replay access, parties may dial 800-642-1687, conference ID #: 6498304 and follow the prompts or visit www.ambassadors.com. Post-call replay will be available two hours following the completion of our call.

About Ambassadors International, Inc.

Ambassadors International, Inc. is a cruise, marine, and travel and event company. The Company operates Windstar Cruises, an international, luxury cruise line and Majestic America Line, a North American river and coastal cruising company. The Company is also a global provider of construction and consulting services to marina owners. In addition, the Company provides travel and event services. The Company is headquartered in Newport Beach, California. In this press release, any reference to “Company,” “Ambassadors,” “management,” “we,” “us” and “our” refers to Ambassadors International, Inc. and its management team.

Forward-Looking Statements

This press release contains forward-looking statements that involve various risks and uncertainties. The forward-looking statements contained in this release are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe that such risks and uncertainties include, among others, general economic and business conditions; overall conditions in the cruise, marine, travel and insurance industries; potential claims related to our reinsurance business; further declines in the fair market value of our investments; lower investment yields; unexpected events that disrupt the operations of our cruise operations; environmental related factors; our ability to successfully integrate the operations of companies or businesses we acquire and realize the expected benefits of our acquisitions; our ability to successfully and efficiently operate the businesses that we acquire; our ability to compete effectively in the U.S. and international cruise markets; our ability to compete effectively in the U.S. and international marina construction markets, including our ability to obtain construction contracts; our ability to effectively and efficiently manage our rapid growth; our ability to continue to identify attractive acquisition targets and consummate future acquisitions on favorable terms; our ability to accurately estimate contract risks; our ability to service our debt and other factors discussed more specifically in our annual, quarterly and periodic filings with the Securities and Exchange Commission on Form 10-K, 10-Q and 8-K. Any projections provided in this release are based on limited information currently available to management and are subject to change. We are providing this information as of the date of this release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Additional Information

For further information please contact: Brian Schaefgen of Ambassadors International, Inc. at (949) 759-5900.

Summary financial information is as follows (in thousands, except per share amounts):

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Revenues:
Passenger ticket revenue	$4,668	$1,286
Onboard and other cruise revenue	547	109
Marine revenue	23,484	170
Travel, incentive and event related	3,524	4,269
Net insurance premiums earned	654	2,484

	32,877	8,318

Costs and operating expenses:
Cruise operating expenses	6,770	2,329
Cost of marine revenue	19,444	—
Selling and tour promotion	6,768	1,539
General and administrative	11,320	4,844
Depreciation and amortization	1,560	470
Loss and loss adjustment expenses	378	1,365
Insurance acquisition costs and other operating expenses	337	1,043

	46,577	11,590

Operating loss	(13,700)	(3,272)

Other income (expense):
Interest and dividend income	692	941
Interest expense	(1,005)	(367)
Realized gains (loss) on sale of available-for-sale securities	(48)	12
Other, net	(190)	(74)

	(551)	512

Loss before benefit for income taxes	(14,251)	(2,760)
Benefit for income taxes	(5,689)	(1,040)

Net loss	$(8,562)	$(1,720)

Loss per share:
Basic	$(0.77)	$(0.16)
Diluted	$(0.77)	$(0.16)

Weighted-average common shares outstanding:
Basic	11,089	10,545
Diluted	11,089	10,545

In January 2007, the Company realigned its business segments. As of January 2007, the Company will report the following business segments: (i) Cruise, which will include the operations of ACG (ii) Marine, which will include the operations of AMG, (iii) Travel and Events, which will include the operations of Ambassadors, and (iv) Corporate and Other, which will consist of general corporate assets (primarily cash and cash equivalents and investments), the operations of Cypress Re and other activities which are not directly related to our operating segments.

Summary of business segment information is as follows (in thousands):

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Revenue:
Cruise	$5,215	$1,395
Marine	23,484	170
Travel and Events	3,524	4,269
Corporate and Other	654	2,484

Total revenue	$32,877	$8,318

Operating income (loss):
Cruise	$(12,542)	$(3,674)
Marine	226	(67)
Travel and Events	361	1,428
Corporate and Other	(1,745)	(959)

Total operating loss	$(13,700)	$(3,272)

Summary balance sheet information is as follows (in thousands):

	March 31, 2007	December 31, 2006
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$25,976	$8,246
Restricted cash	22,815	11,127
Available-for-sale securities	7,498	37,807
Accounts and other receivables	26,439	25,077
Costs in excess of billings on construction contracts	7,869	7,061
Premiums receivable	12,982	14,549
Deferred policy acquisition costs	91	330
Reinsurance recoverable	1,628	2,152
Prepaid reinsurance premiums	70	252
Inventory	4,081	3,383
Deferred income taxes	1,614	1,606
Prepaid program costs and other current assets	19,578	9,018

Total current assets	130,641	120,608
Property and equipment, net	122,879	118,630
Goodwill	9,181	9,181
Other intangibles	3,382	3,409
Deferred income taxes	297	297
Other assets	4,192	3,795

Total assets	$270,572	$255,920

Liabilities:
Current liabilities:
Accounts payable	$20,119	$18,270
Passenger and participant deposits	42,606	17,622
Accrued and other expenses	8,650	10,656
Billings in excess of costs on construction contracts	7,762	4,334
Loss and loss adjustment expense reserves	10,034	11,826
Unearned premiums	334	1,220
Deferred gain on retroactive reinsurance	7	19
Current portion of long term debt	4,399	4,417

Total current liabilities	93,911	68,364
Long-term passenger and participant deposits	—	40
Long term debt, net of current portion	69,676	71,779

Total liabilities	163,587	140,183
Stockholders’ equity	106,985	115,737

Total liabilities and stockholders’ equity	$270,572	$255,920